Okta Announces Third Quarter Fiscal Year 2023 Financial Results
•Q3 revenue grew 37% year-over-year; subscription revenue grew 38% year-over-year
•Remaining performance obligations (RPO) grew 21% year-over-year to $2.85 billion; current remaining performance obligations (cRPO) grew 34% year-over-year to $1.58 billion
•Announces retirement of Susan St. Ledger, President, Worldwide Field Operations

SAN FRANCISCO – November 30, 2022 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity provider, today announced financial results for its third quarter ended October 31, 2022.

“We’re pleased with our third quarter results and the early traction of our refined go-to-market strategy as identity continues to be a long-term, strategic investment for our customers,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “With our Workforce Identity and Customer Identity Clouds, the market’s leading identity cloud platforms, we are delivering the innovation and simplicity our customers need to solve their complex identity challenges. We remain focused on go-to-market execution, spend efficiency measures, and increasing profitability as we navigate an evolving macro environment.”

Third Quarter Fiscal 2023 Financial Highlights:
•Revenue: Total revenue was $481 million, an increase of 37% year-over-year. Subscription revenue was $466 million, an increase of 38% year-over-year.
•RPO: RPO, or subscription backlog, was $2.85 billion, an increase of 21% year-over-year. cRPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $1.58 billion, up 34% compared to the third quarter of fiscal 2022.
•Calculated Billings: Total calculated billings was $532 million, an increase of 37% year-over-year.
•GAAP Operating Loss: GAAP operating loss was $207 million, or (43)% of total revenue, compared to a GAAP operating loss of $199 million, or (57)% of total revenue, in the third quarter of fiscal 2022.
•Non-GAAP Operating Income/Loss: Non-GAAP operating income was $0.3 million, or 0.1% of total revenue, compared to non-GAAP operating loss of $10 million, or (3)% of total revenue, in the third quarter of fiscal 2022.
•GAAP Net Loss: GAAP net loss was $209 million, compared to a GAAP net loss of $221 million in the third quarter of fiscal 2022. GAAP net loss per share was $1.32, compared to a GAAP net loss per share of $1.44 in the third quarter of fiscal 2022.
•Non-GAAP Net Loss: Non-GAAP net loss was $1 million, compared to non-GAAP net loss of $11 million in the third quarter of fiscal 2022. Non-GAAP basic and diluted net loss per share was $0.00, compared to non-GAAP basic and diluted net loss per share of $0.07 in the third quarter of fiscal 2022.
•Cash Flow: Net cash provided by operations was $10 million, or 2% of total revenue, compared to net cash provided by operations of $37 million, or 11% of total revenue, in the third quarter of fiscal 2022. Free cash flow was $6 million, or 1% of total revenue, compared to $33 million, or 10% of total revenue, in the third quarter of fiscal 2022.
•Cash, cash equivalents, and short-term investments were $2.47 billion at October 31, 2022.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
For the fourth quarter of fiscal 2023, the Company expects:
•Total revenue of $488 million to $490 million, representing a growth rate of 27% to 28% year-over-year;
•Current RPO of $1.63 billion to $1.64 billion, representing a growth rate of 21% year-over-year;
•Non-GAAP operating income of $15 million to $17 million; and
•Non-GAAP diluted net income per share of $0.09 to $0.10, assuming diluted weighted-average shares outstanding of approximately 175 million.

For the full year fiscal 2023, the Company now expects:
•Total revenue of $1.836 billion to $1.838 billion, representing a growth rate of 41% year-over-year;
•Non-GAAP operating loss of $41 million to $39 million; and
•Non-GAAP net loss per share of $0.27 to $0.26, assuming weighted-average shares outstanding of approximately 158 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its expectations as to non-GAAP operating income (loss) and non-GAAP net income (loss) per share to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating income (loss) and non-GAAP net income (loss) per share are not available without unreasonable effort.

Sales Leadership Transition:
Okta also announced today that Susan St. Ledger, President, Worldwide Field Operations, is retiring at the end of the fiscal year on January 31, 2023. If a successor is not in place prior to that date, Todd McKinnon will act as interim leader of Worldwide Field Operations. St. Ledger will remain with the company in an advisory role to allow for a smooth transition.
“We sincerely thank Susan for her contributions and dedication to Okta. She’s a true professional and we wish her well in her retirement,” said McKinnon. “As we continue on our journey to free everyone to safely use any technology, we are resolute in our commitment to our over 17,000 customers. We are still early in a massive opportunity and we look forward to bringing in a go-to-market leader to take Okta to the next level.”

Webcast Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on November 30, 2022 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the webcast. The live video webcast will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net loss, non-GAAP net margin, non-GAAP net loss per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to lease impairments in connection with the closing of certain leased facilities, amortization of debt discount, amortization of debt issuance costs and loss on early extinguishment and conversion of debt. Non-GAAP financial measures reflect the adoption of ASU 2020-06 under the modified retrospective method as of February 1, 2022, as applicable.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; we may not achieve expected synergies and efficiencies of operations between Okta and Auth0, and we may not be able to successfully integrate the companies; global economic conditions could worsen; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation and cause us to incur significant costs; we could experience interruptions or performance problems associated with our technology, including a service outage; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; and we may not be able to pay off our convertible senior notes when due. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the World’s Identity Company. As the leading independent Identity partner, we free everyone to safely use any technology—anywhere, on any device or app. The most trusted brands trust Okta to enable secure access, authentication, and automation. With flexibility and neutrality at the core of our Okta Workforce Identity and Customer Identity Clouds, business leaders and developers can focus on innovation and accelerate digital transformation, thanks to customizable solutions and more than 7,000 pre-built integrations. We’re building a world where Identity belongs to you. Learn more at okta.com.

Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Kyrk Storer
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue:
Subscription	$465,856	$336,702	$1,299,181	$879,881
Professional services and other	15,186	13,978	48,611	37,305
Total revenue	481,042	350,680	1,347,792	917,186
Cost of revenue:
Subscription(1)	117,306	91,048	344,524	227,903
Professional services and other(1)	20,347	18,626	61,988	49,000
Total cost of revenue	137,653	109,674	406,512	276,903
Gross profit	343,389	241,006	941,280	640,283
Operating expenses:
Research and development(1)	148,484	130,535	465,971	321,805
Sales and marketing(1)	289,984	203,878	807,110	548,749
General and administrative(1)	111,520	105,149	322,549	322,406
Total operating expenses	549,988	439,562	1,595,630	1,192,960
Operating loss	(206,599)	(198,556)	(654,350)	(552,677)
Interest expense	(2,805)	(23,144)	(8,588)	(68,776)
Interest income and other, net	4,235	1,056	10,660	7,622
Loss on conversion of debt	—	—	—	(179)
Interest and other, net	1,430	(22,088)	2,072	(61,333)
Loss before provision for (benefit from) income taxes	(205,169)	(220,644)	(652,278)	(614,010)
Provision for (benefit from) income taxes	3,728	667	9,804	(6,785)
Net loss	$(208,897)	$(221,311)	$(662,082)	$(607,225)

Net loss per share, basic and diluted	$(1.32)	$(1.44)	$(4.21)	$(4.17)

Weighted-average shares used to compute net loss per share, basic and diluted	158,708	153,756	157,344	145,782

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of subscription revenue	$17,106	$13,455	$51,509	$33,843
Cost of professional services and other	3,563	3,376	11,016	8,879
Research and development	69,208	56,573	208,330	129,998
Sales and marketing	41,515	39,248	120,299	101,602
General and administrative	39,593	43,133	120,533	133,289
Total stock-based compensation expense	$170,985	$155,785	$511,687	$407,611

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 31,	January 31,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$249,624	$260,134
Short-term investments	2,223,538	2,241,657
Accounts receivable, net of allowances	380,754	397,509
Deferred commissions	84,454	74,728
Prepaid expenses and other current assets	68,567	66,605
Total current assets	3,006,937	3,040,633
Property and equipment, net	60,884	65,488
Operating lease right-of-use assets	125,207	147,940
Deferred commissions, noncurrent	195,146	191,029
Intangible assets, net	261,825	316,968
Goodwill	5,400,275	5,401,343
Other assets	43,462	42,294
Total assets	$9,093,736	$9,205,695
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$49,122	$20,203
Accrued expenses and other current liabilities	100,086	89,315
Accrued compensation	110,399	143,805
Convertible senior notes, net	5,217	16,194
Deferred revenue	1,044,622	973,289
Total current liabilities	1,309,446	1,242,806
Convertible senior notes, net, noncurrent	2,191,547	1,815,714
Operating lease liabilities, noncurrent	148,906	170,611
Deferred revenue, noncurrent	17,833	22,933
Other liabilities, noncurrent	18,392	31,775
Total liabilities	3,686,124	3,283,839

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	15	15
Class B common stock	1	1
Additional paid-in capital	7,785,753	7,749,716
Accumulated other comprehensive loss	(56,064)	(12,009)
Accumulated deficit	(2,322,093)	(1,815,867)
Total stockholders’ equity	5,407,612	5,921,856
Total liabilities and stockholders' equity	$9,093,736	$9,205,695

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended October 31,
	2022	2021(1)
Cash flows from operating activities:
Net loss	$(662,082)	$(607,225)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	511,687	407,611
Depreciation, amortization and accretion	87,999	76,631
Amortization of debt discount and issuance costs	4,340	64,478
Amortization of deferred commissions	60,791	40,041
Deferred income taxes	3,383	(13,606)
Non-cash charitable contributions	2,469	5,649
Lease impairment charges	14,461	—
Loss on conversion of debt	—	179
Net gain on strategic investments	(1,873)	(5,665)
Other, net	1,872	(267)
Changes in operating assets and liabilities:
Accounts receivable	14,968	(29,561)
Deferred commissions	(82,589)	(92,183)
Prepaid expenses and other assets	(3,989)	5,356
Operating lease right-of-use assets	20,659	16,564
Accounts payable	29,794	(195)
Accrued compensation	(30,629)	19,488
Accrued expenses and other liabilities	(5,950)	22,537
Operating lease liabilities	(21,782)	(17,280)
Deferred revenue	66,233	198,035
Net cash provided by operating activities	9,762	90,587
Cash flows from investing activities:
Capitalization of internal-use software costs	(7,773)	(2,348)
Purchases of property and equipment	(9,377)	(5,800)
Purchases of securities available for sale and other	(872,035)	(1,333,504)
Proceeds from maturities and redemption of securities available for sale	848,519	1,118,448
Proceeds from sales of securities available for sale and other	—	228,344
Purchases of intangible assets	(2,497)	(113)
Payments for business acquisitions, net of cash acquired	(4,060)	(215,129)
Net cash used in investing activities	(47,223)	(210,102)
Cash flows from financing activities:
Payments for conversions of convertible senior notes	(6)	(26)
Proceeds from hedges related to convertible senior notes	1	2
Proceeds from stock option exercises	14,610	41,054
Proceeds from shares issued in connection with employee stock purchase plan	18,960	17,417
Net cash provided by financing activities	33,565	58,447
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(9,747)	(494)
Net decrease in cash, cash equivalents and restricted cash	(13,643)	(61,562)
Cash, cash equivalents and restricted cash at beginning of period	272,656	448,630
Cash, cash equivalents and restricted cash at end of period	$259,013	$387,068
(1) The condensed consolidated statement of cash flows for the prior period has been adjusted to conform to current period presentation. These reclassifications had no impact on the aggregate cash flow classifications as previously reported.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define Non-GAAP gross profit and Non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses. Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Gross profit	$343,389	$241,006	$941,280	$640,283
Add:
Stock-based compensation expense included in cost of revenue	20,669	16,831	62,525	42,722
Amortization of acquired intangibles	11,393	11,335	34,102	23,056
Acquisition and integration-related expenses	—	658	459	1,316
Non-GAAP gross profit	$375,451	$269,830	$1,038,366	$707,377
Gross margin	71%	69%	70%	70%
Non-GAAP gross margin	78%	77%	77%	77%
Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define Non-GAAP operating income (loss) and Non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses and restructuring costs related to lease impairments in connection with the closing of certain leased facilities. Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Beginning in the third quarter of fiscal 2023, we updated our definition of Non-GAAP operating income (loss) and Non-GAAP operating margin to include restructuring costs as defined in the preceding paragraph.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Operating loss	$(206,599)	$(198,556)	$(654,350)	$(552,677)
Add:
Stock-based compensation expense	170,985	155,785	511,687	407,611
Non-cash charitable contributions	455	1,986	2,469	5,649
Amortization of acquired intangibles	21,262	21,204	63,711	42,795
Acquisition and integration-related expenses	—	10,060	6,555	46,664
Restructuring costs	14,161	—	14,161	—
Non-GAAP operating income (loss)	$264	$(9,521)	$(55,767)	$(49,958)
Operating margin	(43)%	(57)%	(49)%	(60)%
Non-GAAP operating margin	—%	(3)%	(4)%	(5)%

Non-GAAP Net Loss, Non-GAAP Net Margin and Non-GAAP Net Loss Per Share, Basic and Diluted
We define Non-GAAP net loss and Non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, restructuring costs related to lease impairments in connection with the closing of certain leased facilities, amortization of debt discount, amortization of debt issuance costs and loss on early extinguishment and conversion of debt. Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close. Adjustments reflect the adoption of ASU 2020-06 under the modified retrospective method as of February 1, 2022, as applicable.
Beginning in the third quarter of fiscal 2023, we updated our definition of Non-GAAP net loss and Non-GAAP net margin to include restructuring costs as defined in the preceding paragraph.
We define Non-GAAP net loss per share, basic, as Non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define Non-GAAP net loss per share, diluted, as Non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, Non-GAAP net loss per share, diluted, includes the impact of our note hedge and capped call agreements on convertible senior notes outstanding, as applicable. The note hedge and capped call agreements are intended to offset potential dilution to our Class A common stock upon any conversion or settlement of the convertible senior notes under certain circumstances. Accordingly, we did not record any adjustments for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Net loss	$(208,897)	$(221,311)	$(662,082)	$(607,225)
Add:
Stock-based compensation expense	170,985	155,785	511,687	407,611
Non-cash charitable contributions	455	1,986	2,469	5,649
Amortization of acquired intangibles	21,262	21,204	63,711	42,795
Acquisition and integration-related expenses	—	10,060	6,555	46,664
Amortization of debt discount and debt issuance costs(1)	1,445	21,698	4,340	64,478
Loss on conversion of debt(1)	—	—	—	179
Restructuring costs	14,161	—	14,161	—
Non-GAAP net loss	$(589)	$(10,578)	$(59,159)	$(39,849)

Net margin	(43)%	(63)%	(49)%	(66)%
Non-GAAP net margin	—%	(3)%	(4)%	(4)%

Weighted-average shares used to compute net loss per share, basic and diluted	158,708	153,756	157,344	145,782
Non-GAAP weighted-average effect of potentially dilutive securities	—	—	—	—
Non-GAAP weighted-average shares used to compute non-GAAP net loss per share, diluted	158,708	153,756	157,344	145,782

Net loss per share, basic and diluted	$(1.32)	$(1.44)	$(4.21)	$(4.17)
Non-GAAP net loss per share, basic and diluted	$—	$(0.07)	$(0.38)	$(0.27)
(1) Reflects the adoption of ASU 2020-06 under the modified retrospective method effective February 1, 2022.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized internal-use software costs. Free cash flow margin is calculated as Free cash flow divided by total revenue.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$9,980	$37,120	$9,762	$90,587
Less:
Purchases of property and equipment	(1,884)	(1,766)	(9,377)	(5,800)
Capitalization of internal-use software costs	(2,377)	(1,970)	(7,773)	(2,348)
Free cash flow	$5,719	$33,384	$(7,388)	$82,439
Net cash provided by (used in) investing activities	$21,489	$101,459	$(47,223)	$(210,102)
Net cash provided by financing activities	$5,633	$9,214	$33,565	$58,447
Free cash flow margin	1%	10%	(1)%	9%
Calculated Billings
We define Calculated Billings as total revenue plus the change in deferred revenue, net of acquired deferred revenue, and less the change in unbilled receivables, net of acquired unbilled receivables, in the period.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Total revenue	$481,042	$350,680	$1,347,792	$917,186
Add:
Deferred revenue, current (end of period)	1,044,622	759,914	1,044,622	759,914
Unbilled receivables, current (beginning of period)	4,530	3,409	3,228	2,604
Acquired unbilled receivables, current	—	—	—	2,327
Less:
Deferred revenue, current (beginning of period)	(994,097)	(721,808)	(973,289)	(502,738)
Unbilled receivables, current (end of period)	(5,106)	(5,085)	(5,106)	(5,085)
Acquired deferred revenue, current	—	(900)	—	(61,422)
Current Calculated Billings	530,991	386,210	1,417,247	1,112,786
Add:
Deferred revenue, noncurrent (end of period)	17,833	17,958	17,833	17,958
Less:
Deferred revenue, noncurrent (beginning of period)	(17,187)	(15,489)	(22,933)	(10,860)
Acquired deferred revenue, noncurrent	—	—	—	(4,817)
Calculated Billings	$531,637	$388,679	$1,412,147	$1,115,067